Consent of Independent Registered Public Accounting Firm

Qxtel Limited

London, United Kingdom

We hereby consent to the use in the Preliminary Prospectus constituting a part of this Registration Statement of our report dated February 5, 2024, relating to the financial statements of Qxtel Limited, which is incorporated by reference to that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Preliminary Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

April 11, 2024